Exhibit 99

News
PPG Media Contact:
Mark Silvey
Corporate Communications
+1-412-434-3046
silvey@ppg.com

PPG Investor Contact:
John Bruno
Investor Relations
+1-412-434-3466
jbruno@ppg.com
investor.ppg.com

PPG projects strong third quarter financial results
PITTSBURGH, October 8, 2020 – PPG (NYSE:PPG) today announced that its third quarter 2020 adjusted earnings per diluted share is expected to be between $1.90 and $1.94. This compares to adjusted earnings per diluted share of $1.67 in the third quarter of 2019. In addition, the company now anticipates that sales volumes versus the third quarter 2019 will be down about 5%, which is below the lower-end of the previously communicated guidance range of down 6% to 11%. These results include strong year-over-year sales volume growth in PPG’s global architectural coatings businesses.
The better than expected quarterly financial results were driven by improving demand in several end-use markets resulting in higher sales volumes, coupled with continued, aggressive cost management actions. These factors are generating higher year-over-year operating margins within both of PPG’s reportable business segments.
“Led by improving demand trends and our ability to outperform in several end-use markets, we anticipate delivering record third quarter operating results,” said Michael H. McGarry, PPG chairman and chief executive officer. “We expect to achieve high-teen percentage operating margins in both reporting segments for the quarter, reflecting improving sales volumes and continued execution of our cost management initiatives. We are continuing to deliver strong performance in our aggregated global architectural coatings and packaging coatings businesses, which is now being coupled with strengthening demand for our automotive original equipment manufacturer and general industrial coatings. These businesses collectively represent about 70% of our business portfolio. In the remainder of our businesses, demand trends continue to be mixed due to impacts from the pandemic. We expect incremental earnings growth in these businesses as recovery trends strengthen in the markets they serve.”
“I continue to be impressed by the global PPG team, and I want to thank our employees across the world for their strong execution and their ability to continue partnering with our customers during these challenging times,” McGarry concluded.
The company is scheduled to release third quarter 2020 financial results on October 19, 2020 after U.S. stock markets close, and will hold an earnings teleconference on October 20, 2020 at 8 a.m. ET. At that time, the company will provide a more comprehensive update on the third quarter financial performance and provide updates on expectations for the fourth quarter.

PPG: WE PROTECT AND BEAUTIFY THE WORLD™
At PPG (NYSE:PPG), we work every day to develop and deliver the paints, coatings and materials that our customers have trusted for more than 135 years. Through dedication and creativity, we solve our customers’ biggest challenges, collaborating closely to find the right path forward. With headquarters in Pittsburgh, we operate and innovate in more than 70 countries and reported net sales of $15.1 billion in 2019. We serve customers in construction, consumer products, industrial and transportation markets and aftermarkets. To learn more, visit www.ppg.com.

Forward-Looking Statements
Statements contained herein relating to matters that are not historical facts are forward-looking statements reflecting PPG’s current view with respect to future events and financial performance. These matters within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, involve risks and uncertainties that may affect PPG’s operations, as discussed in the company’s filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Accordingly, many factors could cause actual results to differ materially from the forward-looking statements contained herein. Such factors include statements related to the expected effects on our business of the COVID-19 pandemic, global economic conditions, increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials, the ability to achieve selling price increases, the ability to recover margins, customer inventory levels, the ability to maintain favorable supplier relationships and arrangements, the timing of realization of anticipated cost savings from restructuring initiatives, the ability to identify additional cost savings opportunities, difficulties in integrating acquired businesses and achieving expected synergies therefrom, economic and political conditions in international markets, the ability to penetrate existing, developing and emerging foreign and domestic markets, foreign exchange rates and fluctuations in such rates, fluctuations in tax rates, the impact of future legislation, the impact of environmental regulations, unexpected business disruptions, the unpredictability of existing and possible future litigation, including asbestos litigation, and governmental investigations. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here and in our 2019 Annual Report on Form 10-K and the second quarter 2020 quarterly report on Form 10-Q are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results compared with those anticipated in the forward-looking statements could include, among other things, lower sales or earnings, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity.

All information in this release speaks only as of October 8, 2020, and any distribution of this release after that date is not intended and will not be construed as updating or confirming such information. PPG undertakes no obligation to update any forward-looking statement, except as otherwise required by applicable law.